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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 9, 2000

                        COMMISSION FILE NUMBER 000-27548

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                          LIGHTPATH TECHNOLOGIES, INC.

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             (Exact name of registrant as specified in its charter)



           DELAWARE                                              86-0708398
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


      6820 ACADEMY PARKWAY EAST, NE                                 87109
         ALBUQUERQUE, NEW MEXICO                                  (ZIP CODE)
(Address of principal executive offices)


              Registrant's telephone number, including area code:
                                 (505) 342-1100

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                          LIGHTPATH TECHNOLOGIES, INC.
                                    FORM 8-K


ITEM 5. OTHER EVENTS.

     On August 9, 2000, LightPath Technologies, Inc. (the "Registrant") entered into a definitive agreement to acquire Geltech Inc., a Delaware corporation, ("Geltech") for an aggregate purchase price of approximately $27.5 million. On the closing date, the Registrant will acquire all of the outstanding shares of Geltech for approximately 823,000 shares of Registrant's Class A common stock. The Registrant will also assume approximately $1.7 million of indebtedness of Geltech. The number of shares of the Registrant's Class A common stock issued to the former shareholders of Geltech is subject to adjustment based on the trading price of the Class A common stock over a specified time period prior to the closing, which is expected to occur prior to September 30, 2000. A copy of the press release issued by the Registrant on August 14, 2000 concerning the foregoing transaction is filed as Exhibit 99.1 hereto.

     The terms of the transaction, including the purchase price, were determined by negotiations between the Registrant and the principal shareholders of Geltech.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     c)   Exhibits.

          Exhibit                           Description
          -------                           -----------

           99.1 Press release issued August 14, 2000, announcing agreement to acquire Geltech.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.


                                             LIGHTPATH TECHNOLOGIES, INC.



                                             By: /s/ Donna Bogue August 18, 2000
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                                                 Donna Bogue
                                                 CFO and Treasurer